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                                          EXHIBIT 16.1







May 23, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Gentlemen:

We have read Item 4 of Form 8-K dated May 18, 1995, of Standard Brands Paint Company and are in agreement with the statements contained in the first two paragraphs on page 5 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.





                                                ERNST & YOUNG LLP